Exhibit 23.4

Consent of Independent Auditors

We consent to the use in this registration statement of ATD Corporation on Form S-1 of our report dated April 25, 2013 related to the consolidated financial statements of Regional Tire Distributors Inc. as of and for the years ended January 31, 2013 and 2012 appearing in the prospectus, which is part of this Registration Statement, and the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte LLP

Deloitte LLP

Chartered Professional Accountants, Chartered Accountants

Licensed Public Accountants

June 16, 2014